UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2006, MagnaChip Semiconductor LLC (the “Company”) entered into the Fifth Amendment to Credit Agreement (as amended, the “Credit Agreement”), dated as of December 29, 2006 (the “Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto (the “Lenders”), and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “Agent”).

Under the Amendment, among other things, (i) the Company agreed to furnish to the Agent and the Lenders (a) monthly liquidity and flash revenue reports along with an officer’s certificate, (b) monthly narrative reports and management’s discussion and analysis regarding the Company’s consolidated financial condition and results of operations, and (c) monthly reports regarding the cash accounts maintained by the Company and its subsidiaries; and (ii) the existing financial covenants set forth in Section 6.10 of the Credit Agreement were revised and additional financial covenants related to minimum EBITDA and liquidity requirements were added. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.3.e to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 31, 2006, the Board of Directors of the Company accepted the resignation of Jerry Baker as Chairman of the Board of Directors, provided that Mr. Baker will retain his position as a Director of the Company.

Effective January 1, 2007, the Board of Directors approved the promotion of Sang Park as Chairman of the Board of Directors of the Company to serve until his successor is duly appointed and qualified. Mr. Park has been a director of the Company since May 2006. Mr. Park had been the Company’s Chief Executive Officer and President since May 2006, and following such promotion, shall continue to serve as the Company’s Chief Executive Officer until his successor is duly appointed and qualified.

Effective January 1, 2007, the Board of Directors approved the promotion of Robert Krakauer as President of the Company to serve until his successor is duly appointed and qualified. Mr. Krakauer had been the Company’s Executive Vice President, Corporate Operations and Chief Financial Officer since October 2004, and following such promotion, shall continue to serve as the Company’s Chief Financial Officer until his successor is duly appointed and qualified.

Item 9.01 Exhibits.

Exhibit No.	Description
10.3.e	Fifth Amendment to Credit Agreement, dated as of December 29, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: January 2, 2007	By:	/s/ Sang Park
Sang Park Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
10.3.e	Fifth Amendment to Credit Agreement, dated as of December 29, 2006, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.